As filed with the Securities and Exchange Commission on June 2, 2010

Registration No. 333-35860

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Crane Co.

(Exact name of registrant as specified in its charter)

Delaware	13-1952290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 First Stamford Place

Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Crane Co. Union Employees’ Savings and Investment Plan

(Full title of the plan)

Augustus I. duPont

Vice President, General Counsel and Secretary

Crane Co.

100 First Stamford Place

Stamford, Connecticut 06902

(203) 363-7300

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non –accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE REGARDING DEREGISTRATION

Crane Co. (the “Registrant”) is filing this post-effective amendment to deregister certain of the securities originally registered pursuant to the Registration Statement on Form S-8 (File No. 333-35860), filed with the Securities and Exchange Commission on April 28, 2000 (the “Registration Statement”) with respect to shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”), thereby registering for issuance under the Crane Co. Union Employees’ Saving and Investment Plan (the “Plan”) an aggregate of 50,000 shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement was also deemed to register an indeterminate number of interests in the Plan (“Interests”).

The Registrant terminated the Plan effective December 18, 2009. Accordingly, the Registrant has no obligation to maintain effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment to the Registration Statement to deregister, as of the date hereof, all Common Stock and Interests registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the filing of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 1st day of June, 2010.

CRANE CO.

By:	/S/ ERIC C. FAST
E. C. Fast
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

*	Chairman of the Board and Director	June 1, 2010
R. S. Evans

/S/ ERIC C. FAST	President, Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2010
E. C. Fast

/S/ A. L. KRAWITT	Vice President, Treasurer (Principal Financial Officer)	June 1, 2010
A. L. Krawitt

/S/ R. A. MAUE	Vice President, Controller (Principal Accounting Officer)	June 1, 2010
R. A. Maue

*	Director	June 1, 2010
E. T. Bigelow

Director
D. G. Cook

Director
K. E. Dykstra

*	Director	June 1, 2010
R. S. Forté

*	Director	June 1, 2010
D. R. Gardner

Director
P. R. Lochner, Jr.

Director
R. F. McKenna

*	Director	June 1, 2010
C. J. Queenan, Jr.

*	Director	June 1, 2010
J. L. L. Tullis

*By:	/S/ AUGUSTUS I. DUPONT
Augustus I. duPont
Attorney-in-Fact

Pursuant to the requirements of the Securities Act, the administrator of the Crane Co. Union Employees’ Saving and Investment Plan has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 1st day of June, 2010.

Crane Co. Union Employees’ Saving and Investment Plan

By:	/S/ AUGUSTUS I. DUPONT
Augustus I. duPont
Member of Administration Committee for Crane Co.
Savings Plans

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